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Exhibit 15.1

KPMG Auditores Independentes	Central Tel	55 (21) 3515-9400
Av. Almirante Barroso, 52 — 4º	Fax	55 (21) 3515-9000
20031-000 — Rio de Janeiro, RJ — Brasil	Internet	www.kpmg.com.br
Caixa Postal 2888
20001-970 — Rio de Janeiro, RJ — Brasil

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-163665) on Form F-3 of Petróleo Brasileiro S.A.—Petrobras of our report dated March 24, 2010, with respect to the consolidated balance sheets of Petróleo Brasileiro S.A.—Petrobras and subsidiaries as of December 31, 2009 and 2008 , and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009 and the internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 combined annual report on Form 20-F of Petróleo Brasileiro S.A.—Petrobras and Petrobras International Finance Company and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Rio de Janeiro, Brazil
May 19, 2010